Exhibit 99.2

September 30, 2008	Contact: Steve Taylor
FOR IMMEDIATE RELEASE	(509) 892-5287
Press Release 08-16

HuntMountain Releases New High-Grade Assays from La Josefina Gold-Silver Project

(SPOKANE, WA)  HuntMountain Resources Ltd. (OTCBB: HNTM) (Frankfurt: MPT) released additional high-grade assays from its 25,000-meter diamond core drilling program at the La Josefina gold-silver project in Santa Cruz Province, Argentina.  The latest results included 2.0 meters (6.6 feet) of 13.94 grams/tonne (g/t) (0.41 ounces/ton)(oz/t) gold equivalent* consisting of 13.46 g/t (0.39 oz/t) gold and 31.8 g/t (0.93 oz/t) silver and 0.77% copper in Hole# SVN-D08-089. The exploration program, now in its twelfth month, has focused on drill-testing targets previously identified by Fomicruz S.E. along a 10-kilometer long hydrothermal alteration belt that hosts multiple precious metal occurrences.  The Company has aggressively drilled in three of four known mineralized zones – Veta Norte, Noreste (Sinter), and Central. Additional significant values include:

HOLE	From	To	Interval	Gold	Silver	Gold Equiv.*	Cu	Pb	Zn
#	(m)	(m)	(m)	g/t	g/t	g/t	%	%	%
SVN-D08-057	151.1	151.6	0.50	6.4	242	10.07	3.68	1.41	0.53
SVN-D08-098	50.6	51.6	1.0	13.2	20.9	13.52	0.07	0.54	Nil
and	56.4	57.4	1.0	8.37	7.3	8.48	0.05	0.06	Nil
SVN-D08-099	54.3	55.5	1.2	7.67	25.6	8.06	0.26	0.05	0.01
SVN-D08-101	30.3	32.7	2.4	6.78	42.7	7.43	0.04	0.20	0.02
including	30.3	30.95	0.92	15.55	72.7	16.65	0.07	0.23	0.02

“Progress continues at La Josefina, and we are pleased with the consistency of high-grade results from the Veta Norte zone,” said Matt Hughes, Executive Vice President and COO.  “Step out and infill drilling of the Veta Amanda-Veta Sur vein system will continue over the next several months with the subsequent results supplementing our resource calculation efforts this fall.  The system remains open at depth and along strike to the south, and every hole we drill has the potential of increasing a gold and silver resource.”

The La Josefina Gold-Silver Project is located in the north-central portion of Santa Cruz Province in Patagonia’s highly-prospective Deseado Massif and comprises an area of over 52,770 hectares. The property encompasses multiple precious metal occurrences within a 10 km-long hydrothermal alteration belt that is 1-3 km wide.  The region hosts numerous precious metal mines in production and deposits under development.  HuntMountain entered into a partnership agreement with Fomicruz S.E., the provincial mining company, to earn a 91% interest upon completion of a positive feasibility study.
Certified sample preparation, gold and silver fire assay, and 28 element ICP analysis were carried out by ALS Chemex in Mendoza, Argentina and La Serena, Chile.

A complete table of drill results can be obtained at www.huntmountain.com on the La Josefina project page and within the Technical Report.  The most recent assays greater than 1 g/t gold, 1% copper, or 3% lead or zinc are included in the table below:

HOLE NUMBER	From (m)	To (m)	Interval (m)	Au g/t	Ag g/t	Cu %	Pb %	Zn %

VETA AMANDA
SVN-D08-057**	150.1	150.6	0.50	1.065	78	0.71	0.02	0.03
	151.11	151.64	0.53	6.4	242	3.68	14.1	0.53

SVN-D08-077	57	58.09	1.09	1.405	17	0.03	2.69	0.08
	84.73	85.03	0.30	1.19	105	0.80	0.30	0.13
	85.03	85.43	0.40	1.845	49.7	0.58	0.03	0.05
	103.4	103.8	0.40	1.52	85	0.63	1.37	1.63

SVN-D08-088	225.52	226.4	0.88	1.265	11.4	0.07	0.06	0.11

SVN-D08-089	73	74	1.00	4.08	21.6	1.24	0.06	0.01
	74	75	1.00	2.15	13.4	0.50	0.08	0.01
	78	79	1.00	17.65	55.5	1.54	0.11	0.04
	79	80	1.00	9.27	8.1	Nil	0.06	0.05

SVN-D08-090	83.03	83.6	0.57	6.32	145	3.50	0.13	0.25

SVN-D08-098	33.4	33.85	0.45	3.53	1	Nil	0.03	0.02
	50.56	51.18	0.62	15.3	10	0.04	0.64	Nil
	51.18	51.6	0.42	10.1	36.9	0.11	0.39	Nil
	56.4	56.9	0.5	6.68	4.7	0.04	0.09	Nil
	56.9	57.4	0.5	10.35	10.1	0.07	0.03	Nil
	91.2	91.55	0.35	1.435	0.5	0.02	0.07	0.07

SVN-D08-099	52.28	53.25	0.97	0.889	45.7	0.39	0.15	0.01
	54.33	54.83	0.50	12.55	31.1	0.54	0.03	Nil
	54.83	55.47	0.64	3.86	21.3	0.05	0.06	0.01
	63	63.45	0.45	3.75	30.1	0.03	0.12	0.01
	63.45	64	0.55	1.545	75	0.03	0.11	Nil

SVN-D08-101	14.8	15.25	0.45	2.37	16	0.02	0.11	Nil
	21.19	21.74	0.55	1.845	4.7	0.02	0.04	Nil
	30.3	30.95	0.65	15.55	72.7	0.07	0.23	0.02
	30.95	31.76	0.81	5.87	44.4	0.04	0.21	0.01
	31.76	32.7	0.94	1.495	20.6	0.03	0.16	0.02

SVN-D08-102	29.5	30	0.5	1.4	20	0.73	0.03	Nil
	31.15	32	0.85	7.84	33.4	0.58	1.04	Nil
	32	33.6	1.6	1.045	4	0.02	0.36	Nil
HOLE NUMBER	From (m)	To (m)	Interval (m)	Au g/t	Ag g/t	Cu %	Pb %	Zn %

SVN-D08-102	33.6	34	0.4	2.64	6.7	0.02	0.11	Nil
(cont’d)	34	35	1	3.81	5.3	0.02	0.07	Nil
	39.7	40.55	0.85	1.235	15.7	0.02	0.11	0.01
	55.5	55.85	0.35	14.8	80.4	3.47	0.08	Nil
	57.4	57.85	0.45	2.01	4.6	0.07	0.06	Nil

CENTRAL
SC-D08-043	55.4	55.8	0.4	1.86	7.9	0.30	0.21	0.05

SC-D08-044	93.8	94.45	0.65	1.095	22	0.05	0.68	0.10
	94.45	95.25	0.8	5.75	21.9	0.08	2.32	0.07

SC-D08-053	12.5	13	0.5	1.555	1.9	Nil	0.03	0.04

SC-D08-062	75.07	75.6	0.53	0.12	33.2	0.18	3.21	0.11
	75.6	76.23	0.63	1.325	64.1	0.78	11.1	0.32

*Gold equivalent grade was calculated by dividing the silver assay result by 65.95 and adding it to the gold value. Gold and silver values reflect prices on 9/26/2008.  Troy ounces/short ton was calculated by dividing grams by 34.29 and rounding to 2 decimal places. Interval calculations are based on a weighted average using a 1.00 g/t cutoff value.
**Additional assay interval from previously reported drill hole.

HuntMountain Resources Ltd. is a U.S.-based junior exploration company engaged in acquiring, exploring and developing precious and base metals properties throughout North and South America. The Company currently controls and operates projects in Santa Cruz Argentina, Chihuahua Mexico, Nevada USA, and Quebec Canada.

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, and some of which might not even be anticipated. This news release is neither a prospectus nor an offer to sell securities or stocks in the company. It is intended for informational purposes only.

FOR FURTHER INFORMATION PLEASE CONTACT:
Steve Taylor, Vice President of Corporate Development
HuntMountain Resources
(509) 892-5287
staylor@huntmountain.com
www.huntmountain.com